SAVEDAILY.COM, INC.

AUDITED FINANCIAL STATEMENTS

April 30, 2011 and 2010

with

Independent Registered Public Accountants’ Audit Report Thereon

SAVEDAILY.COM, INC.

Index

Page

Independent Registered Public Accountants' Report	1
Balance sheets Statements of Operations Statements of Changes in Stockholders’ Equity Statements of Cash Flows Notes to Financial Statements	2 3 4 5 6 - 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ REPORT

To the Board of Directors
SaveDaily.com, Inc.

We have audited the accompanying balance sheets of SaveDaily.com, Inc. (the “Company”) as of April 30, 2011 and 2010, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SaveDaily.com, Inc. as of April 30, 2011 and 2010, and the results of its operations and its cash flows for the years in the then ended, in conformity with accounting principles generally accepted in the United States of America.

Torrance, California
August 22, 2011

SAVEDAILY.COM, INC.
Balance Sheets

April 30,

	2011	2010
ASSETS
Current assets:
Cash	$189,610	$45,288
Cash - held in trust	272,217	136,132
Marketable securities - held in trust	81,166,085	56,370,136
Other receivables	44,676	51,620
Note receivable, related party	40,233	1,093
Prepaid expenses and other assets	81,532	82,730
Total current assets	81,794,353	56,686,999

Property and equipment, net	7,830	49,013

Deposits	20,874	20,874
Total assets	$81,823,057	$56,756,886

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Client investments - held in trust	$81,166,085	$56,370,136
Client deposits - held in trust	272,217	136,132
Unearned revenues	208,276	286,126
Accounts payable and accrued expenses	375,422	605,098
Accrued expenses, related party	705,319	1,322,305
Accrued interest, related party	658	151,353
Related party debt, current portion	-	607,898
Total current liabilities	82,727,977	59,479,048

Related party debt, net of current portion	200,000	200,000
Total liabilities	82,927,977	59,679,048
Commitments and Contingencies

Stockholders’ deficit:
Series A convertible preferred stock; no par value; 2,000,000 shares
authorized; no shares outstanding	-	-
Series B convertible preferred stock; no par value; 3,500,000 shares
authorized; no shares outstanding	-	-
Common stock	9,747,200	8,184,149
Additional paid-in capital	5,796,999	5,084,375
Accumulated deficit	(16,649,119)	(16,190,686)
Total stockholders' deficit	(1,104,920)	(2,922,162)
Total liabilities and stockholders' deficit	$81,823,057	$56,756,886

The accompanying notes
are an integral part of these financial statements

SAVEDAILY.COM, INC.
Statements of Operations

Year Ended  April 30, 2011 and 2010

	2011	2010

REVENUES
Fee income	$899,468	$811,965

OPERATING EXPENSES	1,373,424	1,247,489

LOSS FROM OPERATIONS	(473,956)	(435,524)

OTHER INCOME (EXPENSE)
Interest expense	(114,183)	(111,127)
Forgiveness of debt	113,598	-
Forgiveness of accrued interest on debt	6,218	-
Other income	10,690	16,344
	16,323	(94,783)

LOSS BEFORE PROVISION FOR	(457,633)	(530,307)
INCOME TAXES

PROVISION FOR INCOME TAXES	(800)	(800)

NET LOSS	$(458,433)	$(531,107)
NET LOSS PER COMMON SHARE
Basic and fully diluted	$(0.04)	$(0.06)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	10,615,727	9,583,311
Diluted	23,436,442	22,203,689

The accompanying notes
are an integral part of these financial statements

SAVEDAILY.COM, INC.
Statement of Changes in Stockholders’ Equity

Year Ended  April 30, 2011 and 2010

	Common stock - no par value
	160,000,000 shares authorized		Additional	Accumulated
	Shares	Amount	Paid-in capital	Deficit	Total

Balance, April 30, 2009	9,583,311	$8,184,149	$5,080,875	$(15,659,579)	$(2,394,555)

Warrants issued on debt	-	-	3,500	-	3,500

Net loss	-	-	-	(531,107)	(531,107)

Balance, April 30, 2010	9,583,311	8,184,149	5,084,375	(16,190,686)	(2,922,162)

Warrants issued on issuance of common stock	-	-	68,700	-	68,700

Common stock issued, net of stock issuance cost of $68,700	3,021,978	1,031,300	-	-	1,031,300

Conversion of long-term debt to common stock	1,735,750	631,814	-	-	631,814

Contributed capital from officers/stockholders ( See Note 6)	-	-	643,924	-	643,924

Common stock repurchased	(552,836)	(100,063)	-	-	(100,063)

Net loss	-	-	-	(458,433)	(458,433)

Balance, April 30, 2011	13,788,203	$9,747,200	$5,796,999	$(16,649,119)	$(1,104,920)

The accompanying notes
are an integral part of these financial statements

SAVEDAILY.COM, INC.
Statement of Cash Flows

Year Ended April 30,

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(458,433)	$(531,107)
Adjustments to reconcile net loss to net cash from
operating activities:
Depreciation	48,650	71,425
Forgiveness of debt	(113,598)	-
Forgiveness of accrued interest on debt	(6,218)	-
Interest expense on warrants issued	-	3,500
Changes in assets and liabilities:
Other receivables	6,944	(43,568)
Prepaid expenses	1,198	(48,969)
Accounts payable and accrued expenses	(229,676)	154,018
Accrued expenses, related party	26,909	159,327
Accrued interest	8,566	99,705
Unearned revenues	(77,850)	53,937
Net cash flows from operating activities	(793,508)	(81,732)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances to related party under notes receivable	(39,140)	-
Increase in marketable securities held in trust, net	(24,795,949)	(19,726,981)
Increase in client investments held in trust, net	24,795,949	19,726,981
Purchases of property and equipment	(7,467)	-
Net cash flows from investing activities	(46,607)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,100,000	-
Repurchase of common stock	(100,063)	-
Borrowings (repayment) of related party debt	(15,500)	90,000
Net cash flows from financing activities	984,437	90,000

Net change in cash and equivalents	144,322	8,268

Cash and equivalents, beginning of year	45,288	37,020

Cash and equivalents, end of year	$189,610	$45,288

	2011	2010
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income taxes	$800	$800
Interest	$105,647	$-
Non-cash financing activities
Related party debt converted to equity	$478,801	$-
Related party accrued interest converted to equity	$153,013	$-
Deferred compensation converted to capital	$643,924	$-

The accompanying notes
are an integral part of these financial statements

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 1 - BUSINESS AND COMPANY

General - SaveDaily.com, Inc. (the “Company”) was incorporated under the laws of the state of California on May 27, 1999.  The Company is a registered investment adviser subject to regulations under the Securities and Exchange Commission.  The Company provides a fully electronic solution for saving and investments to assist its customers in meeting their financial goals.  The Company has three primary sources of revenue: money management (including distribution, marketing and advisory fees), membership fees, and a contracted percentage of the rebates for sales between the consumer and its merchants. The Company also provides a Health Savings Account (“HSA”) product, and has formed relationships with two of the nation’s largest HSA account providers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and the reported amounts of revenues and expenses.  Accordingly, actual results could differ from those estimates.

Revenue recognition - Revenue is recorded when earned. Specifically, the Company recognizes revenues from its services when all of its following conditions for revenue recognition are met: (1) pervasive evidence of an arrangement exists; (2) services are rendered; (3) fee is fixed and determinable and (4) collectability is reasonably assured.  Annual fees are amortized to income over a period of twelve months. The portion of fee income relating to future periods is recorded as unearned income in the accompanying balance sheets.

Risks and uncertainties - The Company operates in a highly competitive industry that is subject to intense competition, government regulation and rapid technological change.  The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

Concentrations of credit risk - Accounts which potentially subject the Company to concentrations of credit risk consist of cash, cash and cash equivalents held in trust and investments in marketable securities.

Cash and cash equivalents - The Company considers all highly liquid instruments with an original purchased maturity of three months or less to be cash equivalents. The Company maintains its cash and equivalents at insured financial institutions. The balances of which, at times, exceeded the FDIC insured limits.  Management believes the risk of loss is minimal.

The accompanying notes
are an integral part of these financial statements

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Cash held in trust - Cash held in trust represents client funds held that have not yet been invested in the marketable securities and are in the process of being invested. This amount includes amounts that are in the process of being distributed to the client based upon a recent distribution request.

Investment in marketable securities - The Company determines the appropriate classification of its investment in marketable equity securities at the time of purchase and reevaluates such designation at each balance sheet date.  The Company’s investment in marketable securities has been classified and accounted for as trading securities based on management’s investment intentions relating to these securities. Investment in marketable securities held in trust is measured at fair value. Unrealized losses in the Company’s investments are not material at April 30, 2011 and 2010.

Client investments held in trust - Client investments held in trust represent investments in mutual funds held by the Company on behalf of the Company’s clients.

Fair value of financial instruments - The Company's financial instruments consist of cash, investments and notes payable. Management estimates that the fair value of the notes payable does not differ materially from the aggregate carrying value of these financial instruments recorded (at cost) in the accompanying balance sheet.  For cash and cash equivalents and demand and savings deposits, the estimated fair value is based on respective market prices, which was equal to book value at April 30, 2011 and 2010.  For investment securities, the fair values were based on quoted market prices, when available.  In the case of securities which have no quoted market prices, fair values are estimated by discounting cash flows using current rates on similar securities; however the Company had no such securities at April 30, 2011 or 2010. Considerable judgment is required in interpreting market data to develop the estimates of fair value and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Fair value measurements - The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;
•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability;
•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used.  The Company recognizes these transfers at the end of the reporting period that the transfers occur.  For the years ended April 30, 2011 and 2010, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

Property and equipment - Property and equipment are stated at cost less accumulated depreciation and amortization.  The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Maintenance and repair costs are expensed as they are incurred while renewals and improvements which extend the useful life of an asset are capitalized.  At the time of retirement or disposal of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

The carrying value of property and equipment is periodically reviewed by management, and impairment losses, if any, are recognized when the expected non-discounted future operating cashflows derived from such assets are less than their carrying values.

Stock-based awards - The Company measures the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. The Company estimates the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statement of operations.  The forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the years ended April 30, 2011 and April 30, 2010, the Company’s estimated forfeiture rate is 0.3%, based on the Company’s historical experience. There were no stock options granted during the years ended April 30, 2011 and April 30, 2010.

During the years ended April 30, 2011 and 2010, the Company granted stock warrants to investors and lenders as discussed in Note 9. The fair value of stock warrants issued in conjunction with the issuance of common stock is recorded against common stock as stock issuance cost. The fair value of stock warrants issued in conjunction with notes payable is recognized as interest expense.

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes-Merton pricing model.  The Black-Scholes-Merton model requires subjective assumptions regarding future stock price volatility and expected time to exercise, which greatly affect the calculated values.  The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior.  The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant.  The expected volatility is based on the historical volatility of the common stock of comparable publicly traded companies.  In making this determination and finding another similar company, the Company considered the industry, stage of life cycle, size and financial leverage of such other entities.  These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

Income taxes - The Company accounts for deferred income taxes on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  As of April 30, 2011 and 2010, the Company had no unrecognized tax benefits, and the Company had no positions which, in the opinion of management, would be reversed if challenged by a taxing authority.

The Company’s evaluation of tax positions was performed for those tax years which remain open to audit.  The Company may, from time to time, be assessed interest or penalties by the taxing authorities, although any such assessments historically have been minimal and immaterial to the Company’s financial results.  In the event the Company is assessed interest and/or penalties, such amounts will be classified as income tax expense in the financial statements.

Recently issued accounting pronouncements - The Company has adopted all accounting pronouncements effective before April 30, 2011 which are applicable to the Company.

In January 2010, the FASB issued an update to its accounting guidance regarding fair value measurement and disclosure. The guidance is effective for annual reporting periods beginning after December 15, 2009, except for the disclosure about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. All of the Company’s financial instruments are measured under Level 1 as disclosed in Note 5.

In February 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-08, Technical Corrections to Various Topics. This update's purpose is to eliminate U.S. GAAP inconsistencies, update outdated provisions, and provide needed clarifications. The adoption of ASU No. 2010-08 will not have a material impact on the Company's financial statements.

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

On January 1, 2010, the FASB issued ASU No. 2010-06, Fair Value Measurement.  ASU No. 2010-06 provides amended disclosure requirements related to fair value measurements. The amendments require disclosure of significant transfers between Level 1 and Level 2 as well as significant transfers in and out of Level 3 on a gross basis. The amendments also clarify existing disclosure requirements regarding the level of disaggregation of fair value measurements and inputs and valuation techniques. The enhanced disclosures required under these amendments are included in Note 5. Beginning January 1, 2011, separate presentation of purchases, sales, issuances and settlements in the Level 3 reconciliation will also be required under the amendments to Fair Value Accounting. This new accounting guidance does not change the classification hierarchy for fair value accounting. All of the Company’s financial instruments are measured under Level 1 as disclosed in Note 5. Further, it will have no impact on the Company’s consolidated financial position or results of operations.

In May 2011, the FASB issued ASC update No. 2011-04, Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.  The amendments in this update result in common fair value measurement and disclosure requirements in US generally accepted accounting principles ("U.S. GAAP") and International Financial Reporting Standards ("IFRS").  Consequently, the amendments converge the fair value measurement guidance in U.S. GAAP and IFRS.  Some of the amendments clarify the application of existing fair value measurement requirements, while other amendments change a particular principle in ASC 820. The amendments in this update that change a particular principle or requirement for measuring fair value or disclosing information about fair value measurements include the following:  1) measuring the fair value of financial instruments that are managed within a portfolio, 2) application of premiums and discounts in a fair value measurement, and 3) additional disclosures about fair value measurements.  The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011.  The Company does not believe that adoption of this update will have a material impact on its financial statements.

In June 2011, the FASB issued ASC update No. 2011-05, Comprehensive Income (Topic 220), Presentation of Comprehensive Income.  The FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this update.  The amendments require that all non-owner changes in stockholder’s equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements.  In both choices, the Company is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income.  The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and total for other comprehensive income, along with a total for comprehensive income.

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

The entity is also required to present of the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of comprehensive income are presented.  The amendments in this update should be applied retrospectively, and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

Net income (loss) per share - The basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of April 30, 2011 and 2010, there were 13,012,536 and 12,727,754 shares of potentially dilutive securities outstanding, respectively.  As the Company reported a net loss for the years ended April 30, 2011 and 2010, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive for that reporting period

Subsequent events - Subsequent events have been evaluated by the Company through August 22, 2011 which is the date of these financial statements were issued, and no subsequent events have arisen other than those disclosed in these financial statements.

NOTE 3 - LIQUIDITY

The Company has experienced annual operating losses since inception in 1999. Management has implemented plans to continue to build its revenue base and expand sales through introduction of new Health Savings Account product for the Company’s customers as the Company has formed relationships with two of largest Health Service Account providers in the United States of America. However as of April 30, 2011, the Company had negative working capital of $933,624 and a total stockholders’ deficit of $1,104,920. To date, the Company’s loss from operations have been primarily financed through debt and equity proceeds.

Revenue has increased steadily since 2008 including an 11% increase in fiscal 2011 over fiscal 2010. Management projects, based on additional marketing efforts towards building relationships with various financial institutions, the Company may be able to fund its operations for fiscal 2012 through increased revenues. Potential shortfalls will need to be funded from debt and equity proceeds. Subsequent to April 30, 2011 and through August 22, 2011, the Company has sold 861,263 shares of common stock for $313,500.

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

NOTE 3 - LIQUIDITY, Continued

If the Company is unable to meet its financial projections for the fiscal year 2012, cash generated from operations may not be sufficient to fund operations. The Company would then need to obtain additional financing to provide working capital for fiscal 2012. Failure to obtain additional funding may require the Company to significantly curtail its operations which could have a material adverse impact on its results of operations and financial position.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of April 30:

	2011	2010
Computer hardware	$ 442,983	$ 441,174
Furniture and office equipment	43,250	63,655
	486,233	504,829

Less: accumulated depreciation	(478,403)	(455,816)
	$ 7,830	$ 49,013

Depreciation expense for the years ended April 30, 2011 and 2010 was $48,650 and $71,425, respectively.

NOTE 5 - FAIR VALUE MEASUREMENTS

The following is a description of the valuation methodologies used for the marketable securities held in trust measured at fair value, including the general classification of such instruments pursuant to the valuation hierarchy.

Mutual funds - Valued at the net asset value of shares held in trust by the Company (Level 1).

Debt securities - The fair values of debt securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1).

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values.  Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

NOTE 5 - FAIR VALUE MEASUREMENTS, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

The following table sets forth by level, within the fair value hierarchy, the Company’s assets at fair value on a recurring basis as of April 30, 2011:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Mutual Funds
Money market funds	$21,679,259	$-	$-	$21,679,259
Growth	13,499,520	-	-	13,499,520
Government	1,746,510	-	-	1,746,510
Blend	23,906,954	-	-	23,906,954
Growth	43,976	-	-	43,976
Value	5,880,592	-	-	5,880,592
Real estate	2,627,287	-	-	2,627,287
Other	792	-	-	792
	69,384,890	-	-	69,384,890
Debt securities
High yield bond	2,028,132	-	-	2,028,132
Intermediate-term bond	1,457,879	-	-	1,457,879
Short-term bond	1,852,036	-	-	1,852,036
World bond	6,442,946	-	-	6,442,946
Other	202	-	-	202
	11,781,195	-	-	11,781,195

	$81,166,085	$-	$-	$81,166,085

NOTE 5 - FAIR VALUE MEASUREMENTS, Continued

The following table sets forth by level, within the fair value hierarchy, the Company’s assets at fair value as of April 30, 2010:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
Mutual Funds
Money market funds	$20,729,537	$-	$-	$20,729,537
Government	1,579,654	-	-	1,579,654
Blend	14,574,153	-	-	14,574,153
Growth	7,754,130	-	-	7,754,130
Large value	3,340,388	-	-	3,340,388
Mid blend	134,601	-	-	134,601
Real estate	1,157,130	-	-	1,157,130
Other	8,653	-	-	8,653
	49,278,246	-	-	49,278,246
Debt securities
High yield bond	1,114,016	-	-	1,114,016
Intermediate-term bond	1,047,063	-	-	1,047,063
Short-term bond	1,320,316	-	-	1,320,316
World bond	3,610,327	-	-	3,610,327
Other	168	-	-	168
	7,091,890	-	-	7,091,890

	$56,370,136	$-	$-	$56,370,136

NOTE 6 - RELATED PARTY DEBT

Related party debt consists of the following as of April 30:

	2011	2010
Notes payable, to a stockhoder, interest payable monthly at 12% through March 2011 and at 8% after March 2011. Payments in the amount of $15,500 were made during April 2011. The remaining outstanding balance of $200,000 is payable in April 2013.
	$ 200,000	$ 215,500

Notes payable to a stockholder, interest is payable monthly at 12% per annum. The notes were in default as of April 30, 2010. The notes along with interest accrued to date in the amount of $98,080 were converted to 1,004,475 shares of common stock in April 2011.	-	267,550
	2011	2010
Notes payable to a stockholder, interest is payable monthly at 10% per annum. The notes were in default as of April 30, 2010. The notes along with interest accrued to date in the amount of $27,887 were converted to 368,506 shares of common stock in April 2011.	-	106,250

Notes payable to a stockholder, interest is payable monthly at 10% per annum. The notes were in default as of April 30, 2010. The notes along with interest accrued to date in the amount of $27,047 were converted to 362,769 shares of common stock in April 2011.	-	105,000

Notes payable to a stockholder, interest is payable monthly at 8% per annum. The notes were in default as of April 30, 2010. The notes were forgiven by the stockholder during April 2011 along with interest accrued to date in the amount of $6,218. The resulting gain on forgiveness of debt is reflected as other income on the accompanying statement of operations for the year ended April 30, 2011.	-	113,598
	200,000	807,898
Less: Current portion	-	(607,898)
	$ 200,000	$ 200,000

NOTE 6 - RELATED PARTY DEBT, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

As of April 30, 2010, several of the notes were in default and were classified as current. During April 2011, $478,800 of the notes and related accrued interest of $153,014 through April 2011 were converted to 1,735,750 shares of common stock.

Interest expense related to the notes converted to common stock amounted to approximately $58,000 and $62,000 for the years ended April 30, 2011 and 2010, respectively. Interest expense related to the notes forgiven amounted to approximately $11,000 and $8,000 for the years ended April 30, 2011 and 2010, respectively.

During April 2011, the Company’s officers elected to contribute as additional paid in capital to the Company, the compensation deferred by them through April 30, 2008 in the amount of $643,924. As of April 30, 2011 and 2010, the Company had an outstanding balance in the amount of $275,000 and $1,040,200, respectively related to the deferred compensation. These amounts are included in the accompanying balance sheets under accrued expenses, related party. Subsequent to April 30, 2011, $40,000 of the deferred compensation was paid to the officers.

NOTE 7 - INCOME TAXES

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

For the years ended April 30, 2011 and 2010, no provision for income taxes was required, except for minimum state franchise taxes.  The Company has recorded valuation allowances of $5,314,855 and $5,663,557 as of April 30, 2011 and 2010, respectively, on its deferred tax assets as the realizability of its deferred tax assets is based on the Company’s uncertain ability to generate future taxable income. As of April 30, 2011 and 2010, the significant components of the Company’s deferred tax assets are as follows:

	2011	2010
Notes payable, to a stockhoder, interest payable monthly at 12% through March 2011 and at 8% after March 2011. Payments in the amount of $15,500 were made during April 2011. The remaining outstanding balance of $200,000 is payable in April 2013.
	$ 200,000	$ 215,500

Notes payable to a stockholder, interest is payable monthly at 12% per annum. The notes were in default as of April 30, 2010. The notes along with interest accrued to date in the amount of $98,080 were converted to 1,004,475 shares of common stock in April 2011.	-	267,550
	2011	2010
Notes payable to a stockholder, interest is payable monthly at 10% per annum. The notes were in default as of April 30, 2010. The notes along with interest accrued to date in the amount of $27,887 were converted to 368,506 shares of common stock in April 2011.	-	106,250

Notes payable to a stockholder, interest is payable monthly at 10% per annum. The notes were in default as of April 30, 2010. The notes along with interest accrued to date in the amount of $27,047 were converted to 362,769 shares of common stock in April 2011.	-	105,000

Notes payable to a stockholder, interest is payable monthly at 8% per annum. The notes were in default as of April 30, 2010. The notes were forgiven by the stockholder during April 2011 along with interest accrued to date in the amount of $6,218. The resulting gain on forgiveness of debt is reflected as other income on the accompanying statement of operations for the year ended April 30, 2011.	-	113,598
	200,000	807,898
Less: Current portion	-	(607,898)
	$ 200,000	$ 200,000

The valuation allowance decreased by $348,702 during the year ended April 30, 2011 and increased by $653,820 during the year ended April 30, 2010.

As of April 30, 2011, the Company has net operating loss carryforwards of approximately $12 million for Federal and $11 million for California state income tax reporting purposes, which expire in various years through fiscal 2021.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Leases - The Company leases its facility under an operating lease agreement which expires on April 30, 2012 and requires monthly payments of $6,195. Future minimum payments under non-cancelable operating leases for the year ending April 30, 2012 are $74,340.

Disputed note payable - The Company has an unpaid balance of $228,317 originating from funds borrowed from a related individual during 2002. The note was originally due in 2006 and was disputed by the Company. Accrued interest on the debt through April 30, 2008 was $243,273 and the Company did not accrue interest on the debt subsequent to April 30, 2008.   The Company’s legal council has advised management that the note is barred by the statute of limitations set forth in California Civil Code Procedure 337 (1) and is therefore of no force and effect. As management represents that the Company has been judicially released from the disputed debt and has met the requirements for extinguishment of debt in accordance with accounting principles generally accepted in the United States of America, no debt is recognized for the disputed amounts on the accompanying balance sheets. The Company recognized extinguishment of the debt and related accrued interest prior to April 30, 2009.

NOTE 8 - COMMITMENTS AND CONTINGENCIES, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

Marketing agreement - During fiscal 2003, the Company entered into a marketing agreement with an entity affiliated, through common ownership, with the abovementioned lender. Pursuant to the agreement, the Company has contracted with the entity to pay an amount of $30 annually, reduced by any related costs incurred, for each person given access to the Company’s services as a result of the marketing activities of the affiliated entity. The fees are payable for a period for which any such account remains open. The agreement stipulates certain minimum number of accounts that are required to be opened during each year. During the years ended April 30, 2011 and 2010, the Company recorded marketing expense of $108,214 and $114,636, respectively, under this agreement. As of April 30, 2011 and 2010, the Company had balances in the amounts of $390,319 and $282,105, respectively, outstanding for the marketing fees, which are reflected in the accompanying balance sheets under accrued expenses, related party.

Penalties - During fiscal 2009, the Company received a notice from the Internal Revenue Service for penalties relating to incorrect issuances of income tax forms during tax year 2005. The Company is in the process of disputing the assessed liability estimated at $100,000. In the opinion of the management the penalties are without merit and will eventually be abated. The Internal Revenue Service has filed a federal tax lien against all assets of the company in the amount of $100,000. The Company has accrued the entire $100,000 in assessed penalties which is included in accrued expenses in the accompanying balance sheets as of April 30, 2011 and 2010.

NOTE 9 - STOCKHOLDERS’ DEFICIT

Indemnities and Guarantees - During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent as permitted under laws of the State of California.  In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of its facility.  The duration of these indemnities and guarantees varies and, in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying statement of financial condition.

NOTE 9 - STOCKHOLDERS’ DEFICIT, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

Preferred stock - The Company’s articles of incorporation, as amended, authorized up to 10,000,000 shares of no par value preferred stock.  Shares of preferred stock may be issued in one or more classes or series at such time as the Board of Directors determine.  In 2004, the Board of Directors designated 2,000,000 shares as Series A convertible preferred stock.  Each share has a liquidation preference of $4.00 per share and is convertible to common stock at any time six months after the original date of issuance at a price of $60.00 per share, subject to adjustment, as defined.  The shares are automatically converted in the event of an underwritten public offering, an affirmative vote of a majority of the preferred holders, or the conversion of at least fifty percent of the outstanding shares of the Series A convertible preferred stock.

In 2004, the Board of Directors designated 3,500,000 shares of Series B convertible preferred stock.  Each share has a liquidation preference before Series A stockholders of $0.2953 per share and is convertible at any time six months after the original date of issuance at $4.43 per share, subject to adjustment, as defined.  The shares are automatically converted in the event of an underwritten public offering, an affirmative vote of a majority of the preferred holders, or the conversion of at least fifty percent of the outstanding shares of the Series B convertible preferred stock.  During fiscal 2004 the Company converted 3,386,442 shares or all of the outstanding shares of Series B convertible preferred stock in exchange for a note payable to the majority stockholder in the amount of $24,000. The outstanding balance on the note as of April 30, 2010 was $21,300 and was converted to common stock during April 2011.

Stock options - In November 1999, the Company’s Board of Directors and majority stockholder approved and adopted the SaveDaily.com, Inc. 1999 Stock Option and Restricted Stock Purchase Plan (“the 1999 Plan”).  A total of 666,667 shares of common stock are reserved for issuance under the 1999 Plan.  The exercise price shall not be less than 85% of the fair market value of the common stock on the date of grant, as defined.

In August 2000, the Company’s Board of Directors and majority stockholder approved and adopted the SaveDaily.com, Inc. 2000 General Stock Incentive Plan, as amended (“the 2000 Plan”).  A total of 400,000 shares of common stock are reserved for issuance under the 2000 Plan.  The exercise price shall not be less than 85% of the fair market value of the common stock on the date of grant, as defined.

NOTE 9 - STOCKHOLDERS’ DEFICIT, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

The following is a status of the stock options outstanding at April 30, 2011 and 2010 and the changes during the years then ended:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Options outstanding at
April 30, 2010	4,735,387	$ 0.18
Options granted	-	-
Options cancelled	(64,987)	1.03
Options outstanding at
April 30, 2011	4,670,400	$ 0.17	4.17	-

Options vested and expected
to vest at April 30, 2011	4,612,144	$ 0.17	4.17	-

Options exercisable at
April 30, 2011	4,612,144	$ 0.17	4.17	-

Options outstanding at
April 30, 2009	4,750,754	$ 0.18
Options granted	-	-
Options cancelled	(15,367)	2.29
Options outstanding at
April 30, 2010	4,735,387	$ 0.18	5.07	-

Options vested and expected
to vest at April 30, 2010	4,695,598	$ 0.18	5.07	-

Options exercisable at
April 30, 2010	4,695,598	$ 0.18	5.07	-

Stock warrants - During the year ended April 30, 2011, the Company granted warrants to investors to purchase 480,769 shares of common stock at an exercise price of $0.364 per share in connection with the purchase of the Company’s common stock. The total value of warrants granted during the year ended April 30, 2011 was $68,700 and was recorded against common stock as an issuance cost.

NOTE 9 - STOCKHOLDERS’ DEFICIT, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

During the year ended April 30, 2010, the Company granted warrants to existing lenders and investors to purchase 400,000 shares of common stock at an exercise price of $0.01 per share in connection with the purchase of the Company’s common stock. The total value of warrants granted during the year ended April 30, 2010 was $3,500 and was recorded as interest expense during the year ended April 30, 2010.

The following is a status of the warrants outstanding at April 30, 2011 and 2010 and the changes during the years then ended:

	Year ended April 30, 2011		Year ended April 30, 2010

	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Warrants outstanding, beginning of year	7,992,367	$ 0.42	7,592,367	$ 0.42
Granted	480,769	$ 0.36	400,000	$ 0.01
Cancelled, forfeited and expired	(131,000)	$ 0.50	-	$ -
Warrants outstanding, end of year	8,342,136	$ 0.42	7,992,367	$ 0.42

As of April 30, 2011, the Company’s stock was valued at $0.364 per share.  The Company’s warrants exhibit characteristics significantly different from those of traded warrants.  Consequently, the Company believes that existing valuation models may not provide a single reliable measure of the fair value of its warrants.

Fair value of the warrants granted during the years ended April 30, 2011 and 2010 is estimated as of the grant date based on a Black-Scholes option pricing model utilizing the following assumptions:

Risk-free interest rate	0.18% - 3.25%
Expected life	1 - 10 year
Dividend yield	0.00%
Volatility	98%

NOTE 9 - STOCKHOLDERS’ DEFICIT, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

The following summarizes information about warrants outstanding as of April 30, 2011:

	Outstanding and exercisable
		Weighted Average Remaining Contractual Life	Weighted Average Exercise
Range of Exercise Prices	Total	(Years)	Price

$0.01 - $0.15	2,010,000	7.92	$ 0.01
$0.36 - $0.50	6,315,469	7.09	$ 0.49
$3.60 - $6.00	16,667	1.76	$ 3.69

The following summarizes information about warrants outstanding as of April 30, 2010:

	Outstanding and exercisable
		Weighted Average Remaining Contractual Life	Weighted Average Exercise
Range of Exercise Prices	Total	(Years)	Price

$0.01 - $0.15	2,010,000	8.92	$ 0.01
$0.36 - $0.50	5,965,700	7.30	$ 0.49
$3.60 - $6.00	16,667	2.76	$ 3.69

NOTE 10 - SUBSEQUENT EVENTS

Subsequent to April 30, 2011 and through August 22, 2011, the Company has sold 861,263 shares of common stock for $313,500.

As of August 22, 2011, the Company is considering merger with Nine Mile Software, Inc. (“NMLE”). The consummation of the transaction is contingent on discussions and decisions of both parties concerned.

NOTE 10 - SUBSEQUENT EVENTS, Continued

SAVEDAILY.COM, INC.
Notes to Statement of Financial Condition

April 30, 2011 and 2010

On August 15, 2011, the board of directors approved the sale of common stock to officers and related parties totaling 15,871,368 shares.  These shares carry the following restrictions: (i) 50% of purchased shares cannot be sold for a minimum of 12 months from the purchase date and the remaining 50% of purchased shares cannot be sold for a minimum of 18 months from the purchase date. (ii) Purchasers have no right to receive any dividends should they be paid on common stock until restrictions in (i) above are lifted. (iii) The Company retains the right to re-purchase the shares from the officers at the original purchase price if the Company’s revenue does not increase by 25% over the restricted period, and assets held on the platform do not increase by 50% over the restricted period.

Each purchaser of the shares of "restricted" common stock signed a note payable to the Company in the amount of each individual's total purchase price ($0.02 per share).  Pursuant to these stock purchases, each officer agreed to cancel any and all outstanding warrants or options held by such officer as of August 15, 2011.